Exhibit 2.1

AMENDMENT TO AMENDED AND RESTATED AGREEMENT AND PLAN OF MERGER

This AMENDMENT, dated as of July 31, 2026 (this “Amendment”), to the Amended and Restated Agreement and Plan of Merger (the “Agreement”), dated as of July 2, 2026, among Tenax Aerospace Acquisition, LLC, a Delaware limited liability company (“Tenax”), Air Industries Group, a Nevada corporation (“AIR”), and Transitory Air Sub LLC, a Delaware limited liability company and wholly owned Subsidiary of AIR (“Merger Sub”).

WHEREAS, Section 9.04 of the Agreement provides that (a) the Agreement may be amended by action taken by or on behalf of the Tenax Board, the AIR Board and the Board of Directors of Merger Sub at any time prior to the Effective Time and (b) the Agreement may not be amended except by an instrument in writing signed by each of the parties to the Agreement;

WHEREAS, the Tenax Board, the AIR Board and the Board of Directors of Merger Sub have each approved this Amendment; and

WHEREAS, each of the parties to the Agreement desires to amend the Agreement as set forth herein.

NOW, THEREFORE, for and in consideration of the aforesaid premises and of the mutual representations, warranties and covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, intending to be legally bound, the parties hereto hereby agree as set forth below:

Section 1. Definitions. Capitalized terms used herein without definition shall have the meanings ascribed to such terms in the Agreement unless otherwise indicated.

Section 2. Amendment to Agreement. The definition of “Outside Date” set forth in Section 1.01 of the Agreement is hereby amended and restated in its entirety as follows:

““Outside Date” means November 30, 2026.”

Section 3. Representations and Warranties. Each party hereto hereby represents and warrants that: (a) it has all necessary corporate or limited liability company power and authority to enter into, and to perform its obligations under, this Amendment, (b) the execution, delivery and performance of this Amendment by such party has been duly and validly authorized by all necessary corporate or limited liability company action, and no other corporate or limited liability company proceedings on the part of such party are necessary to authorize this Amendment and (c) this Amendment has been duly executed and delivered by such party and, assuming due execution and delivery by all other parties, constitutes the valid and binding agreement of such party, enforceable against such party in accordance with its terms, subject to the effect of any applicable bankruptcy, insolvency (including all Laws relating to fraudulent transfers), reorganization, moratorium or similar Laws affecting creditors’ rights generally and subject to the effect of general principles of equity (regardless of whether considered in a proceeding at law or in equity).

Section 4. General Provisions.

4.1 All of the provisions of this Amendment shall be effective as of the date of this Amendment. Except to the extent specifically amended hereby, all of the terms of the Agreement shall remain unchanged and in full force and effect, and, to the extent applicable, such terms shall apply to this Amendment as if it formed a part of the Agreement.

4.2 After giving effect to this Amendment, each reference in the Agreement to “this Agreement”, “hereof”, “hereunder” or words of like import referring to the Agreement shall refer to the Agreement as amended by this Amendment. For the avoidance of doubt, all references in the Agreement to “the date hereof” or “the date of this Agreement” shall refer to July 2, 2026.

4.3 This Amendment and the Agreement (including the exhibits and schedules to the Agreement, including the AIR Disclosure Letter and the Tenax Disclosure Letter), the other Transaction Documents and the Confidentiality Agreement constitute the entire agreement among the parties with respect to the subject matter hereof and thereof and supersede all prior agreements and undertakings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof and thereof.

4.4 The provisions of Article X (General Provisions) of the Agreement shall, to the extent not already set forth in this Amendment, apply mutatis mutandis to this Amendment, and to the Agreement as modified by this Amendment, taken together as a single agreement, reflecting the terms as modified hereby.

[Signature Page Follows]

IN WITNESS WHEREOF, Tenax, AIR and Merger Sub have caused this Amendment to be executed as of the date first written above by their respective officers thereunto duly authorized.

TENAX AEROSPACE ACQUISITION, LLC

By:	/s/ Thomas Foley
	Name:	Thomas C. Foley
	Title:	Chairman

AIR INDUSTRIES GROUP

By:	/s/ Scott Glassman
	Name:	Scott Glassman
	Title:	Acting CEO and President

TRANSITORY AIR SUB LLC

By:	/s/ Scott Glassman
	Name:	Scott Glassman
	Title:	President

[Signature Page to the Amendment to the Amended and Restated Agreement and Plan of Merger]